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                                                                       Exhibit 5
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                               November 2, 1999

InterTrust Technologies Corporation
4750 Patrick Henry Drive
Santa Clara, California 95054

          Re: InterTrust Technologies Corporation (the "Company") Registration Statement for an aggregate of 9,302,132 Shares of Common Stock

Ladies and Gentlemen:

     We refer to Registrant's registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,359,160 shares of Common Stock available for issuance under the Company's 1992 Stock Plan, (ii) 5,092,972 shares of Common Stock available for issuance under the
Company's 1995 Stock Plan,   (iii) 1,900,000 shares of Common Stock available
for issuance under the Company's 1999 Equity Incentive Plan, (iv) 350,000 shares of Common Stock available for issuance under the Company's 1999 Employee Stock Purchase Plan, (v) 350,000 shares of Common Stock available for issuance under the Company's 1999 Non-Employee Directors Option Plan and (vi) 250,000 shares of Common Stock available for issuance pursuant to Written Compensation Agreements. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1992 Stock Plan, 1995 Stock Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors Option Plan and Written Compensation Agreements and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                                  Hachigian, LLP
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                              Gunderson Dettmer Stough Villeneuve Franklin &
                              Hachigian, LLP